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                                                                       Exhibit 1
                                                                       ---------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


          This Agreement and Plan of Merger and Reorganization (this "Agreement") dated as of December 7, 1999, is by and among RoweCom Inc.
 ---------
("RoweCom"), a Delaware corporation; RoweCom Merger Corporation ("Merger Sub"),
---------                                                         ----------
a Delaware corporation that is a wholly owned subsidiary of RoweCom; and NewsEdge Corporation ("NewsEdge"), a Delaware corporation.
                       --------

          Whereas, the parties desire that Merger Sub be merged with and into NewsEdge in accordance with this Agreement (the "Merger"); and
                                                 ------

          Whereas, for Federal income tax purposes, the parties intend and expect that the Merger qualify as a reorganization under the provisions of
Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and
      ----

          The parties hereby agree as follows:

          (Certain terms used in this Agreement are defined in Section 13.)

          1. Closing. Subject to the other provisions of this Agreement, the Closing will be held as soon as is reasonably practicable following satisfaction or waiver of the conditions set forth in Sections 9 through 11.

          At the Closing, NewsEdge will execute the Merger Certificate and file it with the Delaware Secretary of State. The Merger will be effective upon filing of the Merger Certificate (the "Effective Time").
                                       --------------

          2. Effect of Merger. At the Effective Time, automatically and without further action:

          2.1. Surviving Corporation. Merger Sub will be merged with and into NewsEdge and the separate existence of Merger Sub will cease. NewsEdge will continue in existence as the surviving corporation in the Merger (the "Surviving
                                                                       ---------
Corporation").  The effects of the Merger will be as provided in this Agreement
-----------
and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of NewsEdge will vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of NewsEdge will become the debts, liabilities, obligations and duties of the Surviving Corporation.
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                                     - 2 -

     2.2. Certificate of Incorporation. NewsEdge's certificate of incorporation will be amended and restated to read in its entirety as provided in the Merger Certificate (including, if RoweCom so elects, to change its corporate name to a name selected by RoweCom) and as so amended and restated will be the certificate of incorporation of the Surviving Corporation.

     2.3. By-Laws. NewsEdge's by-laws will be amended and restated to read in their entirety as did the by-laws of Merger Sub in effect immediately before the Effective Time, and as so amended and restated will be the by-laws of the Surviving Corporation.

     2.4. Directors and Officers. The initial officers and members of the Board of Directors of the Surviving Corporation will consist of those persons named as such in the Merger Certificate.

     2.5. Conversion of NewsEdge Stock.

     (a) NewsEdge Stock. Each share of NewsEdge Stock that is issued and outstanding immediately before the Effective Time (other than any shares held directly or indirectly by RoweCom or NewsEdge or any of their respective Subsidiaries) will be converted into and become 0.26 shares (such number of
                                                ----
shares, as adjusted pursuant to Section 2.5(b), the "Exchange Ratio") of RoweCom
                                                     --------------
Stock, subject to adjustment in accordance with Section 2.5(b) and to the payment of cash adjustments in lieu of the issuance of fractional shares in accordance with Section 3.5.

     After the Effective Time, holders of NewsEdge Stock will cease to be, and will have no rights as, stockholders of NewsEdge, and will have only the rights to receive shares of RoweCom Stock into which such shares have been converted and payments in lieu of fractional shares, in accordance with this Agreement.

     (b) Adjustment of Exchange Ratio. In the event that, subsequent to the date of this Agreement but before the Effective Time, the shares of RoweCom Stock or NewsEdge Stock issued and outstanding as of the date of this Agreement are changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar changes in RoweCom's or NewsEdge's capitalization, then an appropriate and proportionate adjustment will be made to the Exchange Ratio so that each holder of NewsEdge Stock immediately before the Effective Time will receive pursuant to this
Section 2.5: (i) in the event of
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                                     - 3 -

any such change with respect to NewsEdge Stock, that number of shares of RoweCom Stock that such holder would have received if such change had never occurred and
(ii) in the event of any such change with respect to RoweCom Stock, that number of shares of RoweCom Stock that such holder would have received as a result of such change if such change had occurred immediately after the Effective Time (and such holders were treated for purposes of such change as holders of RoweCom Stock).

     2.6. Cancellation of Treasury Stock. Each share of NewsEdge Stock held directly or indirectly by RoweCom or NewsEdge or any of their respective Subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

     2.7. Conversion of Merger Sub's Shares. Each share of Merger Sub Stock that was issued and outstanding immediately before the Effective Time will be converted into and become one share of the common stock of the Surviving Corporation.

     3.   Procedures.

     3.1. Termination of Rights; Certificates. After the Effective Time, stock certificates ("NewsEdge Stock Certificates") representing shares of NewsEdge
               ---------------------------
Stock that have been converted into shares of RoweCom Stock in the Merger will represent only such shares of RoweCom Stock.

     3.2. Exchange of Certificates. As promptly as practicable after the Effective Time, RoweCom or its transfer agent will send to each NewsEdge stockholder of record transmittal materials for use in exchanging NewsEdge Stock Certificates for certificates for the shares of RoweCom Stock into which such shares of NewsEdge Stock have been converted. Upon surrender of a NewsEdge Stock Certificate to RoweCom or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of that NewsEdge Stock Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of RoweCom Stock to which such holder is entitled, plus cash in lieu of any fractional shares in accordance with Section 3.5, and that NewsEdge Stock Certificate will be canceled.

     Shares of RoweCom Stock that are issued upon conversion of shares of NewsEdge Stock owned by any Rule 145 Affiliate will be subject to the transfer restrictions imposed by SEC Rule 145. Each certificate representing such shares of RoweCom Stock will bear an appropriate restrictive legend referring to such transfer restrictions; and RoweCom may
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                                     - 4 -

also place appropriate "stop-transfer" instructions with its transfer agent to ensure compliance with such restrictions.

     3.3. Distributions. No dividend or other distribution payable after the Effective Time with respect to RoweCom Stock will be paid to the holder of any unsurrendered NewsEdge Stock Certificate until the holder surrenders that NewsEdge Stock Certificate, at which time such holder will receive all dividends and distributions, without interest thereon, previously payable to but withheld from such holder in accordance with this section.

     3.4. No Transfers. After the Effective Time, no transfers of shares of NewsEdge Stock will be made in the stock transfer books of NewsEdge. If, after the Effective Time, NewsEdge Stock Certificates are presented (for transfer or otherwise) to the Surviving Corporation or its transfer agent for NewsEdge Stock, they will be canceled and exchanged for shares of RoweCom Stock in accordance with this Agreement.

     3.5. No Fractional Shares. In lieu of the issuance of fractional shares of RoweCom Stock, cash adjustments will be paid (without interest) to the Stockholders in respect of any fractional share of RoweCom Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by $46 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting RoweCom Stock and occurring after the date of this Agreement). For purposes of determining whether, and in what amounts, a particular Stockholder is entitled to receive cash adjustments under this section, shares held of record by such holder and represented by multiple NewsEdge Stock Certificates will be aggregated.

     3.6. Abandoned Property. Neither RoweCom nor NewsEdge nor any other person will be liable to any holder or former holder of shares of NewsEdge Stock for any shares, or any dividends or other distributions with respect thereto, properly delivered to a public official pursuant to applicable abandoned property, escheat, or similar laws.

     3.7. Lost Certificates, Etc. In the event that any NewsEdge Stock Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to the ownership, loss, theft, or destruction of the NewsEdge Stock Certificate and of a customary indemnification agreement, RoweCom or its transfer agent will issue in exchange for the lost, stolen, or
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                                     - 5 -

destroyed NewsEdge Stock Certificate shares of RoweCom Stock and cash in lieu of any fractional shares in accordance with this Agreement.

     NewsEdge Stock.

     4.1 NewsEdge Stock Options and Warrants. After the Effective Time, each option (a "NewsEdge Option") or warrant (a "NewsEdge Warrant") to purchase
           ---------------                  ----------------
shares of NewsEdge Stock that is outstanding immediately before the Effective Time and listed in Section 5.4 of the attached Disclosure Schedule (each, a

"NewsEdge Stock Option") will cease to entitle its holder to acquire shares of
----------------------
NewsEdge Stock, and instead such holder will be entitled, in accordance with the terms of such NewsEdge Stock Option, to purchase from RoweCom up to the greatest number of whole shares of RoweCom Stock that is less than the product of (i) the
                                                              ----------
number of shares of NewsEdge Stock subject to such NewsEdge Stock Option,

multiplied by (ii) the Exchange Ratio; at a price per share of RoweCom Stock
-------------
equal to the quotient of (x) the exercise price per share of NewsEdge Stock
             -----------
provided for in such NewsEdge Stock Option, divided by (z) the Exchange Ratio.
                                            ----------

     No scrip or fractional share interests will be issued in connection with the exercise of any NewsEdge Stock Option.

     Except as provided above, each NewsEdge Stock Option will remain subject after the Effective Time to the same terms and conditions (including those with respect to dates on which and the proportionate extent to which the NewsEdge Stock Option may be exercised) as were applicable to the NewsEdge Stock Option immediately before the Effective Time.

     The adjustments provided herein with respect to any NewsEdge Stock Options that are "incentive stock options" within the meaning of Section 422 of the Code will be and are intended to be effected in a manner which is consistent with
Section 424(a) of the Code.

     As promptly as practicable, but in any event within five business days, following the Effective Time, RoweCom will prepare and file with the SEC a registration statement on Form S-8 covering the issuance of all of the shares of RoweCom Stock issuable upon exercise of NewsEdge Options. RoweCom will use its best reasonable efforts to cause this registration statement to remain effective for so long as any NewsEdge Options remain outstanding.

     RoweCom will reserve sufficient shares of RoweCom Stock for issuance under this Section 4.1 hereof.
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     4.2  NewsEdge Employee Stock Purchase Plan.

     (a) NewsEdge will use all reasonable efforts, to the extent permitted by law and the provisions of the NewsEdge Employee Stock Purchase Plan (including the amendment provision thereof) to cause the exercise date (as such term is used in the NewsEdge Employee Stock Purchase Plan) applicable to the then current offering period (as such term is used in the NewsEdge Employee Stock Purchase Plan) to be the last trading day on which the shares of NewsEdge Common Stock are traded on Nasdaq immediately prior to the Effective Time (the "Final NewsEdge Purchase Date"); provided, that, such change in the Final NewsEdge Purchase Date will be conditioned upon the consummation of the Merger. On the Final NewsEdge Purchase Date, NewsEdge will apply the funds credited as of such date under the NewsEdge Stock Purchase Plan within each participant's payroll withholdings account to the purchase of whole shares of NewsEdge Common Stock in accordance with the terms of the NewsEdge Employee Stock Purchase Plan. The cost to each participant in the NewsEdge Stock Purchase Plan for shares of NewsEdge Common Stock will be the lower of 85% of the average market price of NewsEdge Common Stock on Nasdaq on (i) the first day of the then current offering period or (ii) the Final NewsEdge Purchase Date, in either event rounded up to the nearest quarter.

     (b) RoweCom will use all reasonable efforts to amend RoweCom's Employee Stock Purchase Plan so that Employees of NewsEdge as of the Effective Time will be permitted to participate in RoweCom's Employee Stock Purchase Plan commencing on the first enrollment date following the Effective Time, subject to compliance with the eligibility provisions of such plan (with employees receiving credit, for purposes of such eligibility provisions, for service with NewsEdge).

     (c) It is the intention of the parties that notwithstanding anything contained in this Agreement, the exercise price, the number of shares purchasable and the terms and conditions applicable to any adjustments to the NewsEdge Employee Stock Purchase Plan and any employee stock purchase plan maintained by RoweCom will be determined so as to comply with Sections 423 and 424 of the Code and the regulations promulgated thereunder (specifically the provisions of Code Section 424(a) and 424(h)(3)(A) and Treasury Regulation
Section 1.425-1) such that the arrangement implemented under the NewsEdge Employee Stock Purchase Plan by reason of the Merger not constitute a "modification."
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                                     - 7 -

     (d) RoweCom will reserve sufficient shares of RoweCom Stock for issuance under this Section 4.2.

     5.   Representations and Warranties.

     Each of RoweCom and NewsEdge hereby represents and warrants to the other as follows, subject in each case to such exceptions as are specifically contemplated by this Agreement or as are set forth in (i) its attached Disclosure Schedule, (ii) in its SEC Reports, or (iii) except as provided in the final sentence of Section 7.11, the disclosure supplements contemplated by that section.

     Except as provided in the final sentence of Section 7.11, each exception set forth in a party's Disclosure Schedule or any such disclosure supplement of that party will be deemed to qualify each representation and warranty of that party set forth in this Agreement (i) that is specifically identified (by cross-reference or otherwise) in its Disclosure Schedule or disclosure supplement as being qualified by such exception, or (ii) with respect to which the relevance of such exception is apparent on the face of the disclosure of such exception set forth in its Disclosure Schedule or disclosure supplement, provided, in either case, that the relevant facts are set forth in reasonable detail in its Disclosure Schedule or disclosure supplement.

     5.1. Incorporation; Authority. It is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. It has delivered to the other copies of its certificate of incorporation and by-laws, in each case with all amendments thereto and as in full force and effect.

     5.2. Authorization and Enforceability. It has all requisite power and full legal right and authority (including due approval of its Board of Directors) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and (subject to its Stockholders' Approval) to consummate the Merger and the other transactions contemplated hereby.

     This Agreement has been duly executed and delivered by it and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with the terms hereof, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of
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                                     - 8 -

law affecting creditors' rights and remedies generally, and to general principles of equity.

     5.3. Governmental and Other Third-Party Consents, Non-Contravention, Etc. Except for its Stockholders' Approval and the filing of the Merger Certificate and the S-4, and except as required under the HSR Act, the Securities Act, and the Exchange Act no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on its part in connection with the execution, delivery, and performance of this Agreement or its consummation of the Merger and the other transactions contemplated hereby.

     Its execution, delivery, and performance of its obligations under this Agreement and (subject to compliance with the HSR Act and to its Stockholders' Approval) its consummation of the Merger and the other transactions contemplated hereby will not violate any (i) provision of its certificate of incorporation or by-laws, (ii) contract, or (iii) law.

     5.4. Capitalization.

     (a) Its authorized and outstanding capital stock and other securities are as set forth in Section 5.4 of its Disclosure Schedule. All of the outstanding shares of its capital stock are duly authorized, validly issued, fully paid, and non-assessable, and were issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights.

     (b) Other than as set forth in Section 5.4 of its Disclosure Schedule, there are no contracts to which it is a party or by which it is bound to purchase or sell any shares of its capital stock or other securities, and no convertible or exchangeable securities, options, warrants, or other rights to acquire from it any such shares or securities.

     (c) It has obtained an executed Voting Agreement from its Chief Executive Officer and delivered a copy of that Voting Agreements to the other. Its Chief Executive Officer owns (of record, and to its knowledge, beneficially) the numbers of shares of its capital stock indicated in Section 5.4 of its Disclosure Schedule.

     (d) Other than the Voting Agreements, there are no voting trusts, proxies, or other contracts (contingent or otherwise) to which it is a party, by which it is bound, or of which it is aware, with respect to the voting of any shares of its capital stock.
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                                     - 9 -

     (e) The affirmative vote of the holders of a majority of the shares of its common stock entitled to vote at its stockholder meeting to be held in accordance with Section 7.2 (its "Stockholders' Approval") is the only vote or
                                  ----------------------
consent of the holders of any class or series of its capital stock necessary to approve the Merger and the other transactions contemplated by this Agreement.

     (f) None of its stockholders will have any appraisal or dissenters' rights by reason of the Merger or the other transactions contemplated hereby.

     5.5. Subsidiaries. Section 5.5 of its Disclosure Schedule lists each of its Subsidiaries; and except for those listed Subsidiaries, it does not own any legal and/or beneficial interests in or to any other business enterprise or other person. It owns all of the issued and outstanding capital stock of each of its Subsidiaries.

     5.6. Qualification. Each of it and each of its Subsidiaries is duly qualified and in corporate good standing as a foreign corporation in all jurisdictions in which the character of its or such Subsidiary's owned or leased properties or the nature of its or such Subsidiary's activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on it.

     5.7. SEC Statements, Reports, and Documents. Since its IPO Date, it has timely filed with the SEC all forms, reports, registration statements, and documents required to be filed by it.

     As of their respective dates, its SEC Reports complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of its SEC Reports is required to be amended or supplemented as of the date hereof.

     Its financial statements (including any related notes) included in its SEC Reports were prepared in conformity with generally accepted accounting principles applied on a consistent basis (except as otherwise stated in the financial statements or, in the case of audited statements, the
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                                    - 10 -

related report of its independent certified public accountants) and present fairly in all material respects its and its Subsidiaries' consolidated financial position, results of operations, changes in stockholders' equity, and cash flows as of the dates and for the periods indicated; subject, in the case of unaudited interim consolidated financial statements, to condensation, the absence of footnote disclosure, and normal, recurring end-of-period adjustments, the effect of which is not material.

     Except to the extent (a) reflected or reserved against in its consolidated balance sheet as of September 30, 1999, included in its SEC Reports (its "Most
                                                                          ----
Recent Balance Sheet"), or (b) incurred with persons other than any of its
--------------------
Affiliates in the ordinary course of business after the date of such balance sheet, it does not have any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.

     5.8. Absence of Certain Changes. Since September 30, 1999, there has not been any: (i) material change in its or any of its Subsidiaries' assets, liabilities, revenues, expenses, income, or business or its or any of its Subsidiaries' relationships with its or their suppliers, customers, or lessors, other than changes that were both in the ordinary course of business and have not caused, either in any case or in the aggregate, a Material Adverse Effect on it; (ii) acquisition or disposition by it or any of its Subsidiaries of any material asset or property other than in the ordinary course of business; (iii) declaration, setting aside, or payment of any dividend or any other distributions in respect of any shares of its or any of its Subsidiaries capital stock; (iv) issuance of any shares of its or any of its Subsidiaries' capital stock (other than issuances of shares of its common stock upon exercise of stock options granted by it to its or its Subsidiaries' employees, directors, and/or contractors for compensatory purposes) or any direct or indirect redemption, purchase, or other acquisition by it or its Subsidiaries of the capital stock of any of them; (v) bonus payments or arrangements made to or with, or increase in the compensation, pension, or other benefits payable or to become payable to, any of its or its Subsidiaries' officers or key employees or consultants, except in the ordinary course of business consistent with past practice; (vi) forgiveness or cancellation by it or its Subsidiaries of any debts, or claims or waivers by it or its Subsidiaries of any rights, in each case having a value of more than $50,000 in any single instance and/or more than $250,000 in the aggregate, and in each case other than compromises of accounts receivable in the ordinary course
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                                    - 11 -

of business; (vii) entry by it or any of its Subsidiaries into any material transaction with any Affiliate; (viii) incurrence by it or any of its Subsidiaries of any material obligations or liabilities, whether absolute, accrued, contingent or otherwise (including liabilities as guarantor or otherwise with respect to obligations of others), other than obligations and liabilities incurred in the ordinary course of business with persons other than Affiliates; (ix) incurrence or imposition of any material Lien on any of its assets, tangible or intangible; or (x) discharge or satisfaction by it of any Lien or payment by it of any obligation or liability (fixed or contingent) other than (A) current liabilities included in its Most Recent Balance Sheet, (B) current liabilities to persons other than Affiliates incurred since its Most Recent Balance Sheet Date in the ordinary course of business, and (C) current liabilities incurred in connection with the this Agreement and the transactions contemplated hereby.

     5.9. Properties and Assets. It and its Subsidiaries have good and marketable title or leasehold title, as the case may be, to all of their respective assets and properties that they purport to own or lease, including all those reflected in its Most Recent Balance Sheet (except for properties or assets sold, consumed, or otherwise disposed of in the ordinary course of business since the Most Recent Balance Sheet Date) and all those acquired since the date of the Most Recent Balance Sheet; all free and clear of material Liens. All such properties and assets are in good condition and repair, reasonable wear-and-tear excepted, and are adequate to carry on the business of it and its Subsidiaries as currently conducted.

     5.10.  Intellectual Properties.

     (a) It and its Subsidiaries own, or have the right to use, sell or license all intellectual property utilized in their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "IP Rights"), except for any failure to
                                        ---------
own or have the right to use, sell or license that would not have a Material Adverse Effect on it.

     (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of its IP Rights (the "IP
                                                                           --
Rights Agreements"), will not cause the forfeiture or termination or give rise
-----------------
to a right of forfeiture or termination of any of its IP Rights or impair its right or the right of its Subsidiaries or the Surviving Corporation to use, sell or license any of its IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, result in a Material Adverse Effect on it.

     (c) (i) neither the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by it or any of its Subsidiaries violates any license or agreement between it or any of its Subsidiaries and any third party or, to its knowledge infringes any intellectual property right of any other party; and (ii) there is no pending or, to its knowledge, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any of its IP Rights, nor has it received any written notice asserting that any of its IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, except, with respect to clauses (i) and
(ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on it.

     (d) It has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all of its IP Rights.

     5.11. Indebtedness. At the date of this Agreement, neither it nor its Subsidiaries has any Indebtedness outstanding except as set forth in its SEC Reports or in Section 5.11 of its Disclosure Schedule. It is not in default or material breach with respect to any outstanding Indebtedness or any related contract, and no such Indebtedness or related contract purports to limit the issuance of any securities by it or its Subsidiaries, or (except for customary representations and warranties and affirmative and negative covenants, and except as set forth in Section 5.11 of its Disclosure Schedule) the operation of its or its Subsidiaries businesses. Copies of all contracts (including all amendments, supplements, waivers, and consents) relating to any Indebtedness of it or its Subsidiaries have been furnished or made available to the other.

     5.12. Absence of Undisclosed Liabilities. Except to the extent (a) reflected or reserved against in the Most Recent Balance Sheet, or (b) described in Section 5.12 of its Disclosure Schedule, neither it nor any of its Subsidiaries has any liabilities or obligations of any nature, whether accrued, absolute, contingent, or otherwise (including liabilities, as guarantor or otherwise, in respect of obligations of others) that would be required to be reflected or reserved against in a balance sheet prepared in accordance with generally accepted accounting principles or referred to in the notes thereto.
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                                    - 13 -

     5.13.  Taxes.

     (a) Filing of Tax Returns and Payment of Taxes. It and its Subsidiaries have timely filed all material Tax Returns required to be filed by them, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by it and its Subsidiaries have been paid, and neither it nor its Subsidiaries will be liable for any additional Taxes in respect of any taxable period ending before the Closing Date in an amount that exceeds the corresponding reserve therefor, if any, reflected in their accounting records.

     (b) Deficiencies. No deficiency or proposed adjustment in respect of Taxes that has not been settled or otherwise resolved has been by written notice asserted or assessed by any taxing authority against it or its Subsidiaries.

     (c) Liens. There are no Liens for Taxes (other than current Taxes not yet due and payable) on the assets of it or its Subsidiaries.

     (d) Extensions to Statute of Limitations for Assessment of Taxes. Neither it nor its Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority.

     (e) Extensions of the Time for Filing Tax Returns. Neither it nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Tax Return to a date on or after the Closing Date.

     (f) Pending Proceedings. There is no action, suit, taxing authority proceeding, or audit with respect to any Tax now in progress, pending, or to the best of its knowledge, threatened, against or with respect to (i) it or its Subsidiaries, or (ii) any Affiliated Group with respect to a taxable period during which it or any of its Subsidiaries was a member of such Affiliated Group.

     (g) No Failures to File Tax Returns. No claim has ever been made by a taxing authority in a jurisdiction where it or any of its Subsidiaries does not pay Tax or file Tax Returns that it or such Subsidiary is or may be subject to Taxes assessed by such jurisdiction.

     (h) Membership in Affiliated Groups, Etc. Neither it nor its Subsidiaries has ever been a member of any Affiliated Group, or filed or been included in a combined, consolidated, or unitary Tax Return (other than one of which it was the common parent).

     (i) Tax Sharing, Allocation, or Indemnity Agreements. Neither it nor its Subsidiaries is a party to or bound by any Tax sharing or allocation agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes.

     (j) Withholding Taxes. It and its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid by them in connection with amounts paid or owing to any employee, creditor, independent contractor, or other person.

     (k) Section 341(f) Consent. Neither it nor its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.

     (l) Parachute Payments. Prior to entering into this Agreement, neither it nor any of its Subsidiaries made any payments, was obligated to make any payments, or was a party to any contract that could obligate any of them to make any payments that will not be deductible under Sections 162(m) or 280G of the Code.

     (m) Tax Reorganization. Neither it nor its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan, or other circumstance that may prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     5.14. Employee Benefit Plans.

     (a) Except as described in Section 5.14(a) of its Disclosure Schedule, neither it nor its Subsidiaries now maintains or contributes to, or has any liability in respect of, any pension, profit-sharing, deferred compensation, bonus, stock option, share appreciation right, severance, group or individual health, dental, medical, life insurance, survivor benefit, or similar plan, policy, or arrangement, whether formal or informal, for the benefit of any director, officer, consultant or employee, whether active or terminated, of any of them. (Each of the arrangements set forth in Section 5.14(a) of its Disclosure Schedule is hereinafter referred to as an "Employee Benefit Plan.")
                                                      ---------------------

     (b) It has delivered to the other copies of each Employee Benefit Plan, and with respect to each such Plan (i) any associated trust, custodial, insurance, or service agreements, (ii) any annual report, actuarial report, or disclosure materials (including specifically any summary plan descriptions) submitted to any governmental agency or distributed to participants or beneficiaries thereunder in the current or any of the three preceding calendar years, and (iii) the most recently received Internal Revenue Service ("IRS")
                                                                       ---
determination letters and any governmental advisory opinions or rulings.

     (c) To the best of its knowledge, each Employee Benefit Plan is and has been maintained and operated in substantial compliance with the terms of such Plan and with the requirements prescribed (whether as a matter of substantive law or as necessary to secure favorable tax treatment) by any and all laws, including but not limited to ERISA and the Code and applicable to such Plan. Each Employee Benefit Plan that is intended to qualify under Section 401(a) of the Code and each trust forming part of an Employee Benefit Plan which is intended to qualify under Section 501(c)(9) of the Code is specifically so identified in Section 5.14(a) of its Disclosure Schedule and has been determined by the IRS to be so qualified, and to the best of its knowledge, nothing has occurred that has resulted or is likely to result in the revocation of such determination as to such Plan or trust.

     (d) (i) There is no pending, or to the best of its knowledge, threatened, legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan, or to the best of its knowledge, any fiduciary or service provider thereof, and to the best of its knowledge, there is no basis for any such legal action, proceeding, or investigation.

           (ii) No liability (contingent or otherwise) to the PBGC or any multi-employer plan has been incurred by it or its Subsidiaries or any of their respective ERISA affiliates (other than insurance premiums satisfied in due course).

           (iii) To the best of its knowledge, no Employee Benefit Plan nor any party in interest with respect thereof, has engaged in a prohibited transaction that could subject it or its Subsidiaries directly or indirectly to liability under Section 409 or 502(i) of ERISA or Section 4975 of the Code.

           (iv) To the best of its knowledge, no communication, report, or disclosure has been made that, at the time made, did not reflect accurately in all material respects the terms and operations of any Employee Benefit Plan.

           (v) No Employee Benefit Plan provides welfare benefits subsequent to termination of employment to employees or their beneficiaries (except to the extent required by applicable state insurance laws and Title I, Part 6 of ERISA), other than (A) coverage mandated by applicable law, (B) benefits the full cost of which is borne by the current or former employees (or their beneficiaries), and (C) benefits that have already been satisfied in full.

     (e) With respect to each Employee Benefit Plan for which a separate fund of assets is or is required to be maintained, full payment has been made of all amounts that it or its Subsidiaries are required, under the terms of each such Plan, to have paid as contributions to that Plan. The current value of the assets of each such Employee Benefit Plan, as of the end of the most recently ended plan year of that Plan, exceeded the current value of all accrued benefits under that Plan.

     (f) Except as provided in Section 5.14(f) of the Disclosure Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of severance pay or otherwise) becoming due from any Employee Benefit Plan to any current or former director, officer, consultant, or employee of it or its Subsidiaries or result in the vesting, acceleration of payment, or increases in the amount of any benefit payable to or in respect of any such current or former director, officer, consultant, or employee.

     (g)   No Employee Benefit Plan is a multi-employer plan or subject to
Section 412 of the Code or Title IV of ERISA.

     (h)   For purposes of this Section 5.14, "multi-employer plan," "party in
                                               -------------------    --------
interest," "current value," "accrued benefit," "reportable event," and "benefit
--------    -------------    ---------------    ----------------        -------
liability" have the same meaning assigned such terms under Sections 3, 4043(b)
---------
or 4001(a) of ERISA, and "ERISA affiliate" means any entity that under Section
                          ---------------
414 of the Code is treated as a single employer with the person making the relevant representation.

     5.15. Safety and Environmental Matters.

     (a) None of the plants, offices, or properties in or on which it or its Subsidiaries carries on business nor any of the activities carried on by it or its Subsidiaries are in violation of any zoning, health, or safety law, including the Occupational Safety and Health Act of 1970, as amended, excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on it.

     (b) Neither it nor its Subsidiaries, nor to the best of its knowledge, any operator of any real property presently or formerly owned, leased, or operated by it or its Subsidiaries is in violation or alleged violation of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including the Environmental Laws, excluding only such violations as will not, either individually or in the aggregate, have a Material Adverse Effect on it.

     (c) Neither it nor any of its Subsidiaries has received notice from any third party, including any federal, state, foreign, or local governmental authority, that (i) any of them has been identified by the EPA as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) any Hazardous Substance that it or any of its Subsidiaries has generated, transported, handled, used, or disposed of has been found at any site at which a federal, state, foreign, or local agency or other third party has conducted or has ordered that it or its Subsidiaries conduct a remedial investigation, removal, or other response action pursuant to any Environmental Law; or (iii) it or any of its Subsidiaries is or will be a named party to any claim, action, cause of action, complaint (contingent or otherwise), or legal or administrative proceeding arising out of any third party's incurrence of costs, expenses, losses, or damages of any kind whatsoever in connection with the release of any Hazardous Substance.

     (d) (i) No portion of any real property presently or formerly owned, leased, or operated by it or any of its Subsidiaries has been used by it or any of its Subsidiaries, or to the best of its knowledge, by any other person, for the handling, usage, manufacturing, processing, storage, or disposal of any Hazardous Substance except in accordance in all material respects with applicable Environmental Laws; and no underground tank or other underground storage receptacle for any Hazardous Substance is located on any real property presently owned, leased, or operated by it or any of its Subsidiaries, or to the best of its knowledge, any real property formerly owned, leased, or operated by it or any of its Subsidiaries; (ii) in the course of the activities conducted by it or any of its Subsidiaries, and to the best of its knowledge, those of any other operators of any real property presently or formerly owned, leased, or operated by it or any of its Subsidiaries, no Hazardous Substance has been generated, stored, or used on such properties except in accordance with applicable Environmental Laws; (iii) to the best of its knowledge, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, or dumping) or threatened releases of any Hazardous Substance on, upon, into, or from any real property presently or formerly owned, leased, or operated by it or any of its Subsidiaries; (iv) to the best of its knowledge, there have been no releases on, upon, from, or into any real property in the vicinity of any real property presently or formerly owned, leased, or operated by it or any of its Subsidiaries that, through soil or groundwater contamination, may have come to be located on, any of the real property presently or formerly owned, leased, or operated by it or any of its Subsidiaries; and (v) any Hazardous Substance that have been generated by it or any of its Subsidiaries, or to its knowledge, by any other person, on any real property presently or formerly owned, leased, or operated by it or any of its Subsidiaries, has been transported offsite only by carriers having an identification number issued by the EPA and treated or disposed of only by treatment or disposal facilities having, to its knowledge, valid permits as required under applicable Environmental Laws, which transporters and facilities, to its, have been and are operating in compliance with such permits and applicable Environmental Laws.

     (e) No real property presently owned, leased, or operated by it or any of its Subsidiaries, and to the best of its knowledge, no real property formerly owned, leased, or operated by it or any of its Subsidiaries, is subject to any Environmental Law requiring the performance of any Hazardous Substance site assessment, the removal or remediation of any Hazardous Substance, the giving of notice to any governmental agency or other person, or the recording and/or delivery to any governmental agency or other person of any environmental disclosure statement or document, by reason of, or as a condition to the effectiveness of, the Merger or the other transactions contemplated hereby.

     5.16. Labor Relations. It and its Subsidiaries are and have been in compliance in all material respects with all federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and are not and have not been engaged in any unfair labor practice. There is no charge or proceeding pending, or to the best of its knowledge, threatened, against it or any of its Subsidiaries alleging unlawful discrimination in employment practices or unfair labor practice before any court or agency, including the National Labor Relations Board. There is no labor strike, dispute, work slow-down, or work stoppage pending, or to the best of its knowledge, threatened against or involving it or any of its Subsidiaries. No one has petitioned within the last five years or is now petitioning for union representation of any of the employees of it or any of its Subsidiaries. No grievance or arbitration proceeding arising out of or under any collective bargaining agreement is pending against it or any of its Subsidiaries and no claim therefor has been asserted. Except for employees covered by the collective bargaining agreements listed in Section 5.16 of its Disclosure Schedule, none of the employees of it or any of its Subsidiaries is covered by any collective bargaining agreement, and no collective bargaining agreement is currently being negotiated by it or any of its Subsidiaries. It has not experienced any work stoppage or other material labor difficulty during the last five years.

     5.17. Litigation. No litigation, arbitration, action, suit, proceeding, or investigation (whether conducted by any judicial or regulatory body, arbitrator, or other person) is pending (as evidenced by its or any of its Subsidiaries' receipt of service of process or other written notice of such pendency), or to the best of its knowledge, threatened, against it or any of its Subsidiaries, nor is there any basis therefor known to it.

     5.18. Agreements, Contracts and Commissions.  Except as set forth in
Section 5.18 of its Disclosure Schedule, neither it nor any of its Subsidiaries is a party to or is bound by:

     (a)   any collective bargaining agreements;

     (b) any bonus, deferred compensation, incentive compensation, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements;

     (c) any employment or consulting agreement contract or commitment with any officer or director level employee, not terminable by it or any of its Subsidiaries on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit it's or any of its Subsidiaries' ability to terminate employees at will;

     (d) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which all will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

     (e) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between it or any of its Subsidiaries and any of its officers or directors;

     (f) any agreement, contract or commitment containing any covenant limiting the freedom of it or any of its Subsidiaries to engage in any line of business or compete with any person;

     (g) any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $100,000 and not cancelable without penalty;

     (h) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise;

     (i) any mortgage, indenture, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

     (j)   any joint marketing or development agreement;

     (k) any distribution agreement (identifying any that contain exclusivity provisions);

     (l) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by it or any of its Subsidiaries under any such agreement, contract or commitment of $100,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

     Neither it nor any of its Subsidiaries, nor to it's knowledge any other party to a Significant Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which it is a party or by which it is bound of the type described in clauses (a) through (1) above (any such agreement, contract or commitment, a "Significant Contract") in such a manner as would permit any other
               --------------------
party to cancel or terminate any such Significant Contract, or would permit any other party to seek damages, which would have a Material Adverse Effect on it.

     5.19. Potential Conflicts of Interest. No officer, director, or stockholder of it or any of its Subsidiaries (a) owns, directly or indirectly, in whole or in part, any tangible or intangible property that it or any of its Subsidiaries is using or the use of which is necessary for the business of it or any of its Subsidiaries; or (b) to the best of its knowledge, has any cause of action or other claim whatsoever against, or owes any amount to, it or any of its Subsidiaries, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under its Employee Benefit Plans, accrued expense reimbursements, and similar matters and agreements.

     5.20. Employment of Officers, Employees. The name and current annual salary and other compensation payable by it or any of its Subsidiaries to each exempt non-hourly employee whose current total annual compensation or estimated compensation (including but not limited to wages, salary, commissions, normal bonus, profit sharing, deferred compensation, and other extra compensation, but excluding the value of employee stock options and employee stock purchase rights granted) is $120,000 or more, with the exception of sales personnel who are not officers, are as set forth in Section 5.20 of its Disclosure Schedule.

     5.21. Brokers. Except as indicated in Section 5.21 of its Disclosure Schedule, no finder, broker, agent, or other intermediary has acted for or on behalf of it or any of its Subsidiaries in connection with the negotiation, preparation, execution, or delivery of this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

     5.22. Compliance with Other Agreements, Laws, Etc. It and its Subsidiaries have complied with, and are in compliance with, (a) all laws, (b) all unwaived terms and provisions of all contracts to which any of them is a party, or by which any of them or any of their respective properties is subject, and (c) its certificate of incorporation and by-laws or other constating documents, respectively, each as amended to date; in the case of the preceding clauses (a) and (b), excepting only any such noncompliances that, both individually and in the aggregate, have not resulted and will not result in any Material Adverse Effect on it. Neither it nor any of its Subsidiaries has been charged with, or to the best of its knowledge, been under investigation with respect to, any violation of any provision of any law. It has and maintains all such licenses, permits, and other authorizations of governmental authorities as are necessary for or material to the conduct of its or its Subsidiaries' businesses or in connection with its or its Subsidiaries' ownership or use of their respective properties (other than those the absence of which would not have a Material Adverse Effect on it), all of which are in full force and effect, and except as described in Section 5.22 of its Disclosure Schedule, none of which will terminate or otherwise be adversely affected as a result of the consummation of the Merger and the other transactions contemplated hereby.

     5.23. Ownership of Other's Stock. Neither it nor any of its Subsidiaries, nor to the best of its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act) beneficially owns, directly or indirectly, or is a party to or bound by any contract (other than this Agreement and the Voting Agreements) with respect to the acquisition, holding, voting, or disposition of any shares of the capital stock or other securities of the other, other than through any mutual fund or other similar investment vehicle over which no investment discretion is retained.

     5.24. Fairness Opinion. Its board of directors has received the oral opinion of its Financial Advisor that the Exchange Ratio is fair, from a financial point of view, to it and its stockholders.

     5.25. Disclosure. None of its representations and warranties set forth in this Agreement or in any other agreement, instrument, certificate, or other document delivered by it in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

     6. Additional Representations and Warranties of RoweCom and Merger Sub. RoweCom and Merger Sub, jointly and severally, hereby represent and warrant to NewsEdge as follows:

     6.1. Incorporation; Authority. Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted. Merger Sub has delivered to NewsEdge copies of its certificate of incorporation and by-laws, in each case with all amendments thereto and as in full force and effect.

     6.2. New Company. Merger Sub has been organized for the specific purpose of engaging in the Merger and the other transactions contemplated hereby and has not incurred any material liabilities, conducted any material business, or entered into any material contracts or commitments, in each case except such as are in furtherance of or incidental to such transactions.

     6.3. Authorization and Enforceability. Merger Sub has all requisite power and full legal right and authority (including due approval of its Board of Directors and of RoweCom, its sole stockholder) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the Merger and the other transactions contemplated hereby.

     This Agreement has been duly executed and delivered by Merger Sub and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with the terms hereof, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity.

     6.4. Governmental and Other Third-Party Consents, Non-Contravention, Etc. Except as required under the HSR Act, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person, is required on Merger Sub's part in connection with the execution, delivery, and performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby.

     Subject to compliance with the HSR Act, Merger Sub's execution, delivery, and performance of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not violate any (i) provision of its certificate of incorporation or by-laws, (ii) contract, or (iii) law.

     6.5.  Capitalization.

     (a) Merger Sub's authorized capital stock consists of one share of common stock, $0.01 par value per share, which is issued and outstanding and held and owned (of record and beneficially) by RoweCom. Such outstanding share is duly authorized, validly issued, fully paid, and non-assessable, and was issued in compliance with all applicable laws, including securities laws, and all applicable preemptive or similar rights.

     (b) There are no contracts to which Merger Sub is a party or by which it is bound to purchase or sell, and no convertible or exchangeable securities, options, warrants, or other rights to acquire from it any shares of its capital stock or other securities.

     (c) There are no voting trusts, proxies, or other contracts (contingent or otherwise) to which Merger Sub is a party or by which it is bound with respect to the voting of any shares of its capital stock.

     (d) None of Merger Sub's stockholders will have any appraisal or dissenters' rights by reason of the Merger or the other transactions contemplated hereby.

     6.6. Qualification. Merger Sub is not required to be qualified as a foreign corporation in any jurisdiction.

     6.7. Subsidiaries. Merger Sub has no Subsidiaries and does not own any legal and/or beneficial interests in or to any other business enterprise or other person.

     7. Mutual Covenants. From and after the date of this Agreement and until the Closing, except as otherwise specifically agreed by RoweCom and
NewsEdge:

     7.1.  S-4.

     (a) RoweCom and NewsEdge will cooperate in the preparation of the S-4, and RoweCom will file it with the SEC. The parties will use their best reasonable efforts to have the S-4 declared effective by the SEC as promptly as practicable.

     (b)   Each of RoweCom and NewsEdge will promptly:

           (i) provide the other with drafts of all correspondence intended to be sent to the SEC in connection with the S-4, the Merger, or the other transactions contemplated by this Agreement, and will permit the other a reasonable opportunity to comment thereon prior to delivery to the SEC;

           (ii) notify the other promptly of the receipt of any comments of or requests by the SEC or any governmental official with respect to the S-4, the Merger, or the other transactions contemplated by this Agreement;

           (iii) provide the other with copies of correspondence between such party and its representatives, on the one hand, and the SEC or members of its staff or any other appropriate governmental officials, on the other hand, with respect to the S-4, the Merger, or the other transactions contemplated by this Agreement;

           (iv) use its best reasonable efforts to obtain and provide the information requested to be included in the S-4, to respond promptly to any comments made by the SEC or any other governmental official with respect to the S-4, the Merger, or the other transactions contemplated by this Agreement, and to cause the applicable proxy statement contained within the S-4 to be mailed to its stockholders at the earliest practicable time;

           (v) advise the other of receiving notice of the time when the Registration Statement has become effective, of the issuance or any stop order, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the S-4 or for any additional information; and

           (vi) provide the other with copies of all documents of the types referred to in the definition of its "SEC Reports" that are filed by it with the SEC after the date hereof and prior to the Closing.

     (c) Each of RoweCom and NewsEdge warrants that none of the information provided or to be provided by it for inclusion in the S-4 will, at the time the S-4 is declared effective, or as of the time the proxy statement/prospectus is mailed to its or the other's stockholders, or as of the times of the respective meetings of its and the other's stockholders held in accordance with Section 7.2, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     7.2. Stockholders' Approvals. Each of RoweCom and NewsEdge will (i) as promptly as practicable, take all steps necessary duly to call, give notice of, convene, and hold a meeting of its stockholders for the purposes of approving this Agreement, the Merger, and the other transactions contemplated hereby, and for such other purposes (not inconsistent with any of the foregoing) as may be necessary or desirable in connection therewith, (ii) (in the case of NewsEdge, subject to Section 8.16) recommend to its stockholders and solicit proxies for, the approval of such matters to be submitted by it to its stockholders, and
(iii) (in the case of NewsEdge, subject to Section 8.16) use its best efforts to obtain the necessary approvals by its stockholders of such matters.

     7.3.  HSR Act.  Each of RoweCom and NewsEdge will:

     (a) as promptly as is practicable, but in any event within five business days following the execution of this Agreement, make its required filings under the HSR Act;

     ((b) as promptly as is practicable after receiving any governmental request under the HSR Act for additional information, documents, or other materials, use its best reasonable efforts to comply with such request;

     (c) cooperate with the other in connection with resolving any governmental inquiry or investigation relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation;

     (d) promptly inform the other of any communication with, and any proposed understanding, agreement, or undertaking with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation; and

     (e) to the extent reasonably practicable, give the other reasonable advance notice of, and the opportunity to participate in (directly or through its representatives), any meeting or conference with any governmental entity relating to their respective HSR Act filings, the Merger, or any related inquiry or investigation.

     7.4. Other Required Consents. Each of the parties will cooperate with the others and use all reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties (public or private) necessary to consummate the Merger or the other transactions contemplated by this Agreement. Each party will have the right to review and approve in advance all descriptions of or with respect to it that appear in any filing with any governmental body made in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, the parties will act reasonably and as promptly as practicable.

     7.5. Satisfaction of Conditions. Each of the parties will use its best reasonable efforts to cause the satisfaction as promptly as possible of each of the conditions contained in Sections 9 through 11 that impose obligations on it or require action on its part or the part of any of its stockholders or Affiliates.

     7.6. Tax-Free Reorganization Treatment. No party will take or cause or permit to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code.

     7.7.  [Reserved].

     7.8. Tax Matters. The parties intend that the Merger constitute a "tax-free reorganization" under Section 368(a) of the Code, and agree to report the Merger as such on their respective tax returns. The parties understand and agree that none of them is making any representation or warranty with respect to the tax consequences of this Agreement, the Merger, or the other transactions contemplated hereby, provided, however, that each of RoweCom and NewsEdge will
(a) provide representations as to factual matters in a certificate to be furnished to the other party's tax counsel or accountants to permit such counsel or accountants to determine whether they may render the tax matters opinion referred to in Section 9.6, and (b) use its best reasonable efforts to obtain, as promptly as is practicable following the date hereof and in any event before the Effective Time of the Merger, such oral or written assurances as it reasonably deems sufficient to enable it to execute and deliver such certificate substantially in the form of that attached as an exhibit to the tax matters opinion of the other party's tax counsel or accountants referred to in Section 9.6.

     7.9. Further Assurances. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its best reasonable efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

     7.10. NASDAQ/NMS Application. RoweCom will promptly prepare and submit to the National Association of Securities Dealers, Inc. a listing application covering the shares of RoweCom Stock into which shares of NewsEdge Stock are to be converted in the Merger, and will use its best reasonable efforts to cause such shares to be approved for listing in The NASDAQ National Market, subject to official notice of issuance.

     7.11. Disclosure Supplements. From time to time before the Closing, and in any event immediately before the Closing, each of RoweCom and NewsEdge will promptly advise the other in writing of any matter hereafter arising or becoming known to the disclosing party that, if existing, occurring, or known at or before the date of this Agreement, would have been required to be set forth or described in its Disclosure Schedule, or that is necessary to correct any information in its Disclosure Schedule that is or has become inaccurate.

     No such disclosure will be taken into account in determining whether the conditions to the other party's obligations to consummate the transactions contemplated by this Agreement have been satisfied.

     7.12. Public Announcements. RoweCom and NewsEdge will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger or this Agreement and will not issue any such press release or make any such public statement without the prior consent of the other party, which will not be unreasonably withheld or delayed; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the National Association of Securities Dealers, Inc. if it has used all reasonable efforts to consult with the other party.

     7.13. Conveyance Taxes. RoweCom and NewsEdge will cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time.

     7.14      Indemnification and Insurance.

     (a) From and after the Effective Time, RoweCom and the Surviving Corporation will fulfill and honor in all respects the obligations of NewsEdge which exist prior to the date hereof to indemnify NewsEdge's present and former directors and officers and their heirs, executors and assigns. The Certificate of Incorporation and By-laws of RoweCom and the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages at least as favorable to directors, officers, employees, and agents of NewsEdge as those set forth in the certificate of incorporation and by-laws of NewsEdge, which provisions will not be amended, repealed, or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees, or agents of NewsEdge, unless such modification is required by law.

     (b) After the Effective Time RoweCom and the Surviving Corporation will, to the fullest extent permitted under applicable law or under their Certificates of Incorporation or By-laws, indemnify and hold harmless, each present or former director or officer of NewsEdge or any of its subsidiaries and his or her heirs, executors and assigns (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of NewsEdge occurring prior to the Effective Time (including without limitation actions or omissions relating to the Merger) for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to RoweCom, (ii) after the Effective Time, RoweCom will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) RoweCom will cooperate in the defense of any such matter; provided, however, that
                                                  --------  -------
RoweCom and the Surviving Corporation will not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld or delayed); and provided, further, that, in the event that any claim
                          --------  -------
or claims for indemnification are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims will continue until the disposition of any and all such claims. The Indemnified Parties as group may retain only one law firm (in addition to local counsel) to represent them with respect to any single action unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

     (c) For a period of six years after the Effective Time, the Surviving Corporation will use all commercially reasonable efforts to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by NewsEdge's Directors, Officers and Company Liability insurance policies on terms comparable to those applicable to the current directors of NewsEdge; provided, however, that in no event will RoweCom
                               --------  -------
or the Surviving Corporation be required to expend per year an amount in excess of two times the annual premium currently paid by RoweCom for its directors and officers' liability insurance coverage.

     (d) NewsEdge will use best efforts, after consultation with RoweCom, to negotiate and secure a "tail" on its existing Directors, Officers and Company Liability insurance policies for a period of one year, at a total cost not to exceed $150,000.

     (e) This Section 7.14 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit NewsEdge, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

     8.        Conduct of Businesses Pending the Closing. Except as indicated in
Section 8 of its Disclosure Schedule, from and after the date of this Agreement and until the Closing, except as otherwise specifically agreed by RoweCom and
NewsEdge:

     8.1. Full Access. Each of RoweCom and NewsEdge will afford to the other and its authorized representatives full access, upon request and reasonable notice and during normal business hours, to all of the properties, books, records, contracts, and documents of the requested party, and a reasonable opportunity to make such investigations as the requesting party desires to make, and will furnish or cause to be furnished to the requesting party and its authorized representatives all such information with respect to the requested party's affairs and businesses as the requesting party reasonably requests.

     8.2. Carry on in Regular Course. Except as otherwise consented to by the other party, each of RoweCom and NewsEdge will and will cause its Subsidiaries to (i) use its best reasonable efforts to maintain its owned and leased properties in good operating condition and repair and to make all necessary renewals, additions, and replacements thereto; (ii) carry on its businesses diligently and substantially in the same manner as heretofore; (iii) in the case of NewsEdge, not make or institute any new, unusual, or novel methods of manufacture, purchase, sale, lease, management, accounting, or operation or take or permit to occur or exist any action or circumstance referred to in Section 5.8, other than the scheduled repayment of Indebtedness of NewsEdge in the ordinary course of business from cash generated by operations and the scheduled payment of annual bonuses, increases in salaries and promotions of employees; (iv) in the case of NewsEdge, until December 31, 1999, pursue (but not effect without RoweCom's prior consent) a variety of options with respect to NewsEdge's Subsidiary individual.com, including the possible sale of that company or a significant equity interest therein; and (v) in the case of NewsEdge, after December 31, 1999, not provide additional funding to individual.com, and seek as quickly and efficiently as possible to wind-down individual.com's operations in accordance with a plan to be agreed upon by NewsEdge and RoweCom.

     8.3. No Dividends, Issuances, Repurchases, Etc. Neither RoweCom nor NewsEdge will:

     (a) declare, set aside, or pay any dividends (whether in cash, shares of stock, other property, or otherwise) on, or make any other distribution in respect of, any shares of its capital stock or other securities, or issue, purchase, redeem, or otherwise acquire for value any shares of its capital stock or other securities, other than repurchases of unvested restricted stock from former employees or consultants at not more than the purchase price originally paid therefor (appropriately adjusted for any intervening stock dividends, stock splits, reverse stock splits, recapitalizations, and other similar transactions) in accordance with the terms of repurchase agreements entered into before the date of this Agreement; or

     (b) issue any shares of its capital stock or other securities (including any options, warrants, or other rights to acquire shares of its capital stock), other than issuances of shares of its common stock and stock options to purchase such shares, in each case for compensatory purposes and within the limits set forth in Section 5.4 of its Disclosure Schedule, and other than issuances of shares of its common stock upon exercise of stock options or employee stock purchase rights disclosed in Section 5.4 of its Disclosure Schedule (which exercises, in the aggregate, will be disclosed in a supplement to its Disclosure Schedule delivered pursuant to Section 7.11).

     8.4. No Compensation Changes. NewsEdge will not increase the compensation payable or to become payable to any of its officers, directors, key employees, or agents, or increase any bonus, insurance, pension, or other benefit plan, payment, or arrangement made to, for, or with any such officers, directors, key employees, or agents, nor will it effect any general or uniform increase in the compensation payable or to become payable to its employees or consultants, including any increase in the benefits under any bonus or pension plan or other contract or commitment, other than ordinary annual increases, annual bonuses and retention bonuses.

     8.5. Contracts and Commitments with Affiliates. Neither RoweCom nor NewsEdge will enter into any contract or commitment, or engage in any other transaction, with any of its Affiliates, other than in the usual and ordinary course of business and consistent with its normal past business practices.

     8.6. Purchase and Sale of Capital Assets. NewsEdge will not purchase, lease as lessee, license as licensee, or otherwise acquire any interest in, or sell, lease as lessor, license as licensor, or otherwise dispose of any interest in, any capital asset(s) (i) other than in the ordinary course of business, or (ii) having a market value in excess of $50,000 in any instance, or in excess of $500,000 in the aggregate.

     8.7. Preservation of Organization. Each of RoweCom and NewsEdge will use its best reasonable efforts to preserve its business organization intact, to keep available its present officers and key employees and consultants, and to preserve its present business relationships with its suppliers and customers and others having business relationships with it, provided, that neither of them will be obligated to pay its present officers and key employees any amounts in excess of their current compensation to retain them as employees.

     8.8. No Default. Neither RoweCom nor NewsEdge will take or omit to take any action, or permit any action or omission to act, that would cause a default under or a material breach of any of its material contracts, commitments, or obligations.

     8.9. Compliance with Laws. RoweCom and NewsEdge will duly comply in all material respects with all applicable laws, regulations, and orders of courts and other governmental authorities.

     8.10. Advice of Change. Each of RoweCom and NewsEdge will promptly advise the other in writing of any Material Adverse Change with respect to it.

     8.11. No Charter or By-Law Changes. Neither RoweCom nor NewsEdge may amend or otherwise change its Certificate of Incorporation or By-Laws;

     8.12. Acquisitions and Debt Financings. Neither RoweCom nor NewsEdge may acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, except, in the case of RoweCom, for any acquisition in which the value of the total consideration paid by RoweCom is less than $500,000,000.


     NewsEdge will not incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee (other than guarantees of bank debt of its subsidiaries entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice.

     8.13. No Change in Accounting Policies. Neither RoweCom nor NewsEdge may take any action, other than as required by GAAP, to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, capitalization of software development costs, payments of accounts payable and collection of accounts receivable).

     8.14. No Tax Elections. Neither RoweCom nor NewsEdge may make any material tax election inconsistent with past practices or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations for any assessment of any tax, except to the extent the amount of any such settlement has been reserved for on its most recent SEC Report.

     8.15. No Changes in Employee Plans. Neither RoweCom nor NewsEdge may, except as may be required by law, take any action to terminate or amend any of its Employee Plans other than in connection with the Merger.

     8.16.     No Shopping.

     (a) Neither NewsEdge nor any of its Subsidiaries will (or will propose to) directly or indirectly solicit, initiate, encourage, or facilitate (by furnishing non-public information or otherwise) any inquiry or the making of any proposal that is or may reasonably be expected to lead to an Acquisition Proposal, or discuss or negotiate any Acquisition Proposal with any third party; nor will NewsEdge or any of its Subsidiaries authorize or permit any of their respective officers, directors, employees, bankers, attorneys, accountants, or other representatives (regardless of whether acting or purporting to act on behalf of NewsEdge or any of its Subsidiaries or otherwise) to do any of these things; provided, however, that if before obtaining its Stockholders' Approval, NewsEdge receives an unsolicited written Acquisition Proposal that did not result from a breach of this Section 8.16 and that is or is reasonably likely to lead to a Superior Proposal, NewsEdge may furnish non-public information to and negotiate with the person who made the Acquisition Proposal, but only if and after (i) NewsEdge's Board of Directors determines in good faith, after consultation with outside legal counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to NewsEdge's stockholders under applicable law; (ii) NewsEdge gives RoweCom at least three business days' written notice before doing so; and (iii) the person who made the Acquisition Proposal enters into a customary confidentiality agreement with NewsEdge.

     (b) NewsEdge's Board of Directors will not do or propose to do any of the following things:

               (i) withdraw or modify its recommendation of the Merger unless a Superior Proposal has been received by NewsEdge or publicly announced and NewsEdge has terminated this Agreement in accordance with
     Section 12(d);

               (ii) approve or recommend an Acquisition Proposal unless it is a Superior Proposal, and then only if NewsEdge has terminated this Agreement in accordance with Section 12(d); or

               (iii) cause or permit NewsEdge or any of its Subsidiaries to enter into any contract, letter of intent, agreement in principle, or similar agreement or understanding (regardless of whether legally binding) relating to an Acquisition Proposal that is not a Superior Proposal unless NewsEdge's Board of Directors first determines in good faith, after consultation with outside legal counsel, that failure to do so would be reasonably likely to constitute a breach of its fiduciary duties to NewsEdge's stockholders under applicable law, and NewsEdge has terminated this Agreement in accordance with Section 12(d).

     (c) Notwithstanding any other provision of this Section 8.16, NewsEdge may at any time take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the Exchange Act, provided, however, that except as permitted by Section 8.16(b), neither NewsEdge nor its Board of Directors will (or will propose to) approve or recommend an Acquisition Proposal (by taking or disclosing a position described in Rule 14e-2(a)(1) or otherwise).

     (d) NewsEdge will as promptly as practicable, but in any event within one day, notify RoweCom orally and in writing of any Acquisition Proposal or any inquiry in connection with or that might reasonably be expected to lead to an Acquisition Proposal, (including any request for information), including the identity of the person making the Acquisition Proposal or inquiry and the material terms and conditions thereof. Thereafter, unless and until this Agreement is terminated in accordance with Section 12, NewsEdge will keep RoweCom promptly and fully informed of the status and details of the Acquisition Proposal or inquiry, including any changes or proposed changes thereto.

     8A.       Registration Rights.

     8A.1      Certain Definitions. As used in this Section 8A, the following
               -------------------
terms will have the following respective meanings:


     (a) "Resale Holder" means a stockholder of NewsEdge to whom shares of RoweCom Stock are issued pursuant to this Agreement and the Merger who, by reason of such stockholder's status as an Affiliate of NewsEdge at the time of the Merger, cannot resell shares of RoweCom Stock without compliance with the restrictions set forth in Rule 145 under the Securities Act. A list of such Affiliates is set forth in Section 8A of NewsEdge's Disclosure Schedule.

     (b) "Registrable Securities" means for any Resale Holder, 50% of the shares of RoweCom Stock issued to such Resale Holder pursuant to this Agreement and the Merger (appropriately adjusted for any stock split, reverse stock split, stock dividend, or other similar event), and for all Resale Holders the sum of the Registrable Securities held by them; provided, however, that if RoweCom completes a firmly underwritten registered public offering of RoweCom Stock before the Closing Date (or is in the process of doing so and any Resale Holder will not be entitled hereunder to include Registrable Securities in such offering in accordance with Section 8A.3), then such 50% figure will instead be 100%, and provided, further, that in any case all such shares of RoweCom Stock held by a particular Resale Holder will cease to be Registrable Securities at such time as such Resale Holder is free to sell such shares (including all Registrable Securities held by Affiliates of such Resale Holder) in their entirety within a single 90 day period under Rule 145 of the Securities Act.

     8A.2      Resale Holder Registration.

     (a) RoweCom will use its reasonable best efforts to cause the Registrable Securities then held by each Resale Holder to be registered under the Securities Act so as to permit the sale thereof as set forth in this Section 8A.2. RoweCom will prepare and file with the Commission as soon as practicable after the Effective Time, but in any event within 30 days following the Effective Time, a registration statement in such form as is then available under the Securities Act covering the Registrable Securities of all Resale Holders not previously sold pursuant to Section 8A.3 hereof (the "Shelf Registration
                                                      ------------------
Statement") and will use best efforts to cause it to be declared effective as
---------
promptly as practicable thereafter provided, that each Resale Holder will provide all such information and materials and take all such action as may be required in order to permit RoweCom to comply with all applicable requirements of the Securities Act and the Exchange Act and to obtain any desired acceleration of the effective date of such Initial Shelf Registration Statement. Upon the effectiveness of the Shelf Registration Statement, RoweCom will provide a prospectus (within the meaning of Rule 429 of the Rules and Regulations under the Securities Act) for the Shelf Registration Statement to the Resale Holders pursuant to Section 8A.2(b). The offerings made pursuant to such registrations will not be underwritten.

     (b) RoweCom will use its reasonable best efforts to keep the Shelf Registration Statement effective until the soonest to occur of (A) the date on which all Registrable Securities included within the Shelf Registration Statement have been sold or (B) the first date following the first anniversary of the Effective Time as to which no Registrable Securities exist as a result of the proviso to Section 8A.1(b) or (C) the first anniversary of the Effective Time; (ii) prepare and file with the Commission such amendments to such registration statements and amendments or supplements to the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such registration statement (including such amendments as may be necessary to reflect different or additional selling stockholders as a result of any distribution of Registrable Securities by the Resale Holders to the beneficial owners of such Registrable Securities); (iii) furnish to each Resale Holder such number of copies of any prospectuses (including any preliminary prospectus and any amended, combined or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Resale Holder may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while RoweCom will be required under the provisions hereof to cause the registration statement to remain effective; (iv) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each Resale Holder will reasonably request (provided that RoweCom will not be required in connection therewith or as a condition thereto to subject itself to taxation, qualify to do business, or file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Resale Holder to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify each Resale Holder, promptly after it will receive notice thereof, of the date and time the registration statement and each post-effective amendment to such registration statement becomes effective or a supplement to any prospectus forming a part of such registration statement has been filed; and (vi) promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of any Resale Holder thereof upon such Resale Holder's delivery of original certificates representing Registrable Securities tendered for sale pursuant to such effective registration statement, and to promptly respond to broker's inquiries made of RoweCom in connection with such sales, in each case with a view to reasonably assisting the Resale Holder to complete such sale during such period of effectiveness.

     (c)       Notwithstanding the foregoing obligation of RoweCom under this
Section 8A.2, if RoweCom will furnish to the Resale Holder or Resale Holders requesting a registration statement pursuant to this Section 8A.2 a certificate signed by the President of RoweCom stating that in the good faith judgment of RoweCom, it would be materially adverse to RoweCom and its stockholders for such registration statement to be filed at such time and it is therefore essential to defer the filing of such registration statement, RoweCom will have the right to defer such filing for a period of not more than 30 days beyond the date specified under Section 8A.2(a) above.

     8A.3      Piggyback Registration.

     (a) RoweCom may determine to provide for the firmly underwritten sale of RoweCom Stock for its own account and/or the account of other stockholders, and in connection with such determination, will file with the Commission a registration statement to register such Common Stock (an "Underwritten Sale").
                                                          -----------------
In the event of such a determination, RoweCom will give to each Resale Holder written notice thereof at least 15 days prior to the filing of such registration statement, and will include in the Underwritten Sale (and any related qualification under blue sky laws or other related compliance) all the Registrable Securities specified by the Resale Holders in their written request or requests to RoweCom, made within 10 days after receipt of such written notice from RoweCom, subject, however, to the marketing and other limitations set forth in Section 8A.3(b) below; provided, however, that no Registrable Securities will be included in a registration statement filed with the Commission if (i) the Registrable Securities have been sold in a registration statement pursuant to
Section 8A.2 or (ii) RoweCom reasonably determines that the Underwritten Sale will not be completed (i.e., the registration statement is not declared effective) within one year of the Effective Time. An Underwritten Sale, including the form of underwriting agreement to be entered into by RoweCom, the underwriter(s) and any selling stockholders, will be on customary terms. The underwriter(s) for an Underwritten Sale will be selected by RoweCom in its sole discretion.

     (b)       The right of any Resale Holder to registration pursuant to this
Section 8A.3 will be conditioned upon such Resale Holder's participation in the Underwritten Sale and the inclusion of Registrable Securities in the Underwritten Sale to the extent provided herein. All Resale Holders distributing Registrable Securities through the Underwritten Sale will (together with RoweCom and the other holders distributing their securities through the Underwritten
Sale) enter into an underwriting agreement in customary form with the managing underwriter. To facilitate the allocation of shares in accordance with the above provision, RoweCom or the underwriters may round the number of shares allocated to any Resale Holder to the nearest 100 shares. If any Resale Holder disapproves of the terms of the Underwritten Sale, he or she may elect to withdraw therefrom by written notice to RoweCom and the managing underwriter.

     8A.4      Suspension of Prospectus. Under any registration statement filed
               ------------------------
pursuant to Section 8A.2 hereof, RoweCom may restrict disposition of Registrable Securities, and a Resale Holder will not be able to dispose of such Registrable Securities, if RoweCom will have delivered a notice in writing to such Resale Holder stating that a delay in the disposition of such Registrable Securities is necessary because RoweCom, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by RoweCom of material nonpublic information that is not included in such registration statement and that immediate disclosure of such information would be materially adverse to RoweCom. In the event of the delivery of the notice described above by RoweCom, RoweCom will use its reasonable best efforts to amend such registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of RoweCom to delay further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay sales of Registrable Securities will not exceed 75 days in the aggregate and no longer than 30 days as to any single delay (any such period of delay herein referred to as a "blackout period"); after the registration statement is
                         ---------------
declared effective, no blackout period may be imposed during the 15-day period following the date of effectiveness or the termination date of the last blackout period. In addition, each Resale Holder who becomes an officer, director, or employee of RoweCom will be subject to the trading restrictions related to the release of quarterly results of operations in the same manner as other officers, directors, and employees of RoweCom.

     8A.5      Expenses. All of the out-of-pocket expenses incurred in
               --------
connection with any registration of Registrable Securities pursuant to this

Section 8A, including, without limitation, all Commission, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of RoweCom's outside counsel and independent accountants will be paid by RoweCom. RoweCom will not be responsible to pay any legal fees for any Resale Holder or any selling expenses of any Resale Holder or any broker's fees or commissions, including underwriter commissions.

     8A.6      Indemnification. In the event of any offering registered pursuant
               ---------------
to this Section 8A:

     (a) RoweCom will indemnify each Resale Holder, each of its officers, directors and partners and such Resale Holder's legal counsel and independent accountants, and each person controlling such Resale Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8A, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by RoweCom of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to RoweCom in connection with any such registration, qualification or compliance, and will reimburse (and advance the same to) each such Resale Holder, each of its officers, directors and partners and such Resale Holder's legal counsel and independent accountants, and each person controlling such Resale Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that RoweCom will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to RoweCom by such Resale Holder or underwriter and stated to be specifically for use therein; provided, however, that the foregoing is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus is filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), the provisions hereof will not
                              ----------------
inure to the benefit of any Resale Holder, if RoweCom had complied with its obligations under Section 8A.2(b)(iii) with respect to such Final Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.


     (b)  Each Resale Holder will, if Registrable Securities held by such
Resale Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify RoweCom, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of RoweCom's securities covered by such a registration statement, each person who controls RoweCom or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Resale Holder, each of its officers and directors and each person controlling such Resale Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse RoweCom, such Resale Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to RoweCom by such Resale Holder and stated to be specifically for use therein; provided, however, that the obligations of such Resale Holders hereunder will be limited to an amount equal to the net proceeds received by each such Resale Holder of Registrable Securities actually sold as contemplated herein.

     (c) Each party entitled to indemnification under this Section 8A.6 (the "Indemnified Party") will give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified
                      ------------------

Party has written notice of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval will not be unreasonably withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 8A except to the extent, if any, that the Indemnifying Party is actually prejudiced thereby; provided that if the Indemnified Party has claims against the Indemnifying Party or otherwise has claims or defenses different from or in addition to those of the Indemnifying Party, the Indemnified Party may retain counsel of its own choice for all Resale Holders, and the reasonable fees and expenses of such counsel will be paid by the Indemnifying Party to the extent provided in paragraphs (a) and (b) of this section. No Indemnifying Party, in the defense of any such claim or litigation, will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation.

     (d) The obligations of RoweCom and each Resale Holder under this Section 8A.6 will survive the completion of any offering of Registrable Securities in a registration statement under this Section 8A and otherwise.


     (e) Notwithstanding the foregoing, to the extent the provisions of this
Section 8A.6 are inconsistent with or conflict with the terms of any underwriting, indemnification, selling or similar agreement entered into by a Resale Holder in connection with the offer and sale of Registrable Securities pursuant to a registration effected pursuant to this Section 8A, the terms of such agreement will govern and will supersede the provisions of this Section 8A.

     8A.7 Limitation on Assignment of Registration Rights.  The rights to cause
          ------------------------------------------------
RoweCom to register Registrable Securities pursuant to this Section 8A may not be assigned by a Resale Holder unless such a transfer complies with applicable securities laws and is to stockholders, partners, or retired partners, or members or retired members of a Resale Holder (including spouses and ancestors, lineal descendants, and siblings of such stockholders, partners, members or spouses who acquire Registrable Securities by right, will, or intestate succession) and all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Section 8A. Prior to a permitted transfer of registration rights under this Section 8A, a Resale Holder must furnish RoweCom with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to RoweCom by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby. No transfer of registration rights under this Section 8A will be permitted if immediately following such transfer the disposition of such Registrable Securities by the transferee is not restricted under the Securities Act; provided that RoweCom will have provided such transferee with certificates representing such Registrable Securities free of any transfer restrictions and RoweCom will have instructed the transfer agent for such Registrable Securities to remove any stop transfer or other instructions.

     9. Mutual Conditions to the Parties' Obligations. The parties' obligations to consummate the Merger are subject to the satisfaction (or waiver by each such party, in his or its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

     9.1. S-4. The S-4 will have been filed with and declared effective by the SEC, and as of the Closing Date will remain effective and not be subject to any stop order.

     9.2. Stockholder's Approval. Each of RoweCom and NewsEdge will have obtained its Stockholders' Approval.

     9.3. HSR Act. All filings and other submissions required under the HSR Act will have been made and all applicable waiting periods (including extensions) under the HSR Act will have expired or been terminated.

     9.4. No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other legal restraint or prohibition preventing the consummation of the Merger, will be in effect, and no petition or request for any such injunction or other order will be pending.

     9.5. Tax Matters. Each of RoweCom and NewsEdge will have received a written opinion of its tax counsel or accountants, addressed to it, dated as of the Closing Date, in a form reasonably acceptable to the receiving party, and to the effect that in such counsel's or accountants' opinion, the Merger will constitute a "reorganization" under Section 368(a) of the Code. In rendering such opinions, the tax counsel or accountants for each of RoweCom and NewsEdge will require delivery of and rely upon representations set forth in certificates delivered by each of RoweCom and NewsEdge substantially in the form attached as exhibits to the tax matters opinion of each party's counsel or accountants.

     9.6. Blue Sky Compliance. Any filings necessary under applicable state securities laws to permit the issuance and delivery to the Stockholders of the shares of RoweCom Stock into which shares of NewsEdge Stock will be converted in the Merger will have been made, and any authorizations in connection therewith from all applicable securities regulatory authorities will have been obtained.

     9.7. NMS Listing. The shares of RoweCom Stock into which shares of NewsEdge Stock will be converted in the Merger will have been authorized for listing on the NASDAQ National Market, subject to official notice of issuance.

     9.8. Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and other documents delivered to such party pursuant to this Agreement or in connection with the Closing will be reasonably satisfactory to such party and his or its counsel.

     10. Additional Conditions to NewsEdge's Obligations. NewsEdge's obligations to consummate the Merger are subject to the satisfaction (or waiver by NewsEdge, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

     10.1. Representations and Warranties. Each of the representations and warranties made by RoweCom and/or Merger Sub in or pursuant to this Agreement or in any statement, certificate, or other document delivered to NewsEdge in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by NewsEdge.

     10.2. Compliance with Agreement. RoweCom and Merger Sub will have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

     10.3. Closing Certificate. RoweCom and Merger Sub will have executed and delivered to NewsEdge, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying that the conditions referred to in Sections 10.1 and 10.2 have been satisfied.

     10.4. Opinion of Counsel. Bingham Dana LLP, counsel to RoweCom and Merger Sub, will have delivered to NewsEdge a written legal opinion addressed to NewsEdge, dated on and as of the Closing Date, and substantially in the form of the attached Exhibit A.
             ---------

     10.5. Board of Directors. Two current directors of NewsEdge, proposed by NewsEdge and reasonably acceptable to RoweCom, will have been elected or appointed to RoweCom's Board of Directors as members of the class of RoweCom's directors who will stand for election for a two-year term at Rowecom's next annual meeting of stockholders following the Effective Time, such election or appointment to be subject to the consummation of the Merger and effective as of the Effective Time.

     10.6. Employment Agreements. RoweCom will have executed and delivered the employment agreements described in the attached Exhibit E.
                                                ---------

     11. Additional Conditions to RoweCom's and Merger Sub's Obligations. RoweCom's and Merger Sub's respective obligations to consummate the Merger are subject to the satisfaction (or waiver by RoweCom, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

     11.1. Representations and Warranties. Each of the representations and warranties made by NewsEdge in or pursuant to this Agreement or in any statement, certificate, or other document delivered to RoweCom in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby will have been true and correct in all material respects when made and will be true and correct in all material respects at and as of the Closing (in each case, except that any representation or warranty that expressly includes a materiality standard will have been and be true and correct in all respects, giving effect to such standard), subject only to the effect of any activities or transactions occurring after the date hereof and either expressly contemplated by this Agreement or consented to in writing by RoweCom.

     11.2. Compliance with Agreement. NewsEdge will have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with by it before or at the Closing, including the execution and delivery of all documents to be executed and delivered by it in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

     11.3. Closing Certificate. NewsEdge will have executed and delivered to RoweCom, at and as of the Closing, a certificate (without qualification as to knowledge or materiality) certifying with respect to themselves that the conditions referred to in Sections 11.1 and 11.2 have been satisfied.

     11.4. Opinion of Counsel. Testa, Hurwitz & Thibeault LLP, counsel to NewsEdge, will have delivered to RoweCom a written legal opinion addressed to RoweCom, dated on and as of the Closing Date, and substantially in the form of the attached Exhibit B.
             ---------

     11.5. Employment Agreements. Each of the NewsEdge executives referred to in the attached Exhibit E will have executed and delivered an employment
                ---------
agreement containing the terms described in the attached Exhibit E.
                                                         ---------

     11.6. Non-Competition Agreement. Donald L. McLagan will have executed and delivered an agreement reasonably acceptable to RoweCom, by which Mr. McLagan agrees for a period of 18 months following the Closing Date not to (i) compete with RoweCom or any of its Subsidiaries in any business carried on by NewsEdge at the Closing Date, (ii) solicit or induce or attempt to induce any of the employees or independent contractors of RoweCom or any of its Subsidiaries to terminate their employment or contractual relationship with RoweCom, or (iii) solicit or induce or attempt to induce any of the customers, clients, or suppliers of RoweCom or any of its Subsidiaries to terminate or reduce the amount of business they do with RoweCom.

     12. Termination. Notwithstanding the approval of this Agreement and/or of the Merger by the Board of Directors and/or stockholders of any party:

     (a) This Agreement may be terminated at any time before the Effective Time by written agreement of RoweCom and NewsEdge.

     (b) Either RoweCom or NewsEdge may terminate this Agreement by written notice to the other, if:

          (i) any restraining order, injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition permanently preventing the consummation of the Merger has become final and non-appealable; or

          (ii) the Closing does not occur on or before April 30, 2000; but only if the terminating party is not in material breach of this Agreement.

     (c) Either RoweCom or NewsEdge may terminate this Agreement by written notice to the other if the other has materially breached any of its representations, warranties, covenants, promises, and other agreements set forth in this Agreement and has not cured such breach within ten days after written notice thereof from the terminating party.

     (d) NewsEdge may terminate this Agreement by written notice to RoweCom if:

          (i) a Superior Proposal has been received by NewsEdge or publicly announced and NewsEdge's Board of Directors is going to withdraw or modify its recommendation of the Merger;

          (ii) NewsEdge's Board of Directors is going to approve or recommend an Acquisition Proposal that is a Superior Proposal; or

          (iii)  in the circumstances described in Section 8.16(b)(iii);

but in any such case, NewsEdge will pay RoweCom a Break-Up Fee at the time of such termination.

     (e) Either NewsEdge or RoweCom may terminate this Agreement by written notice to the other if a meeting of either party's stockholders (including adjournments and postponements) has been held in accordance with Section 7.2 and such party's Stockholders' Approval has not been obtained, provided, that if such termination occurs by reason of the failure to obtain RoweCom's Stockholders' Approval, then RoweCom will pay NewsEdge a Break-Up Fee within three business days following such termination, and if such termination occurs by reason of the failure to obtain NewsEdge's Stockholders' Approval, then NewsEdge will pay RoweCom a Break-Up Fee within three business days following such termination.

     (f) If any party fails to pay a Break-Up Fee when due, then such party will be liable for the costs and expenses (including attorneys' fees and court costs) incurred by the party entitled to the Break-Up Fee in collecting payment, together with interest on the unpaid amount of the Break-Up Fee at the rate of 10% per annum from the date due until paid in full.

     (g) Any termination of this Agreement will not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before termination.

     (h) In the event of the termination of this Agreement pursuant to this
Section 12, this Agreement will forthwith become void and there will be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Sections 12 and 14.2 hereof, and (ii) nothing herein will relieve any party from liability for any willful breach hereof. No termination of this Agreement will affect the obligations of the parties contained in any confidentiality agreement between RoweCom and NewsEdge, all of which obligations will survive termination of this Agreement in accordance with its terms.

     13.  Definitions.  As used in this Agreement:

     All terms are gender-neutral.

     Where a term is defined in the singular, its plural has a comparable meaning, and vice versa.

     "Affiliate" means, with respect to any person, any other person (i) that
      ---------
directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person, or (ii) who is a family member or relative (by blood or marriage) of any person described in the preceding clause (i).

     "Affiliated Group" has the meaning ascribed to it in Section 1504 of the
      ----------------
Code, and in addition includes any analogous combined, consolidated, or unitary group, as defined under any applicable state, local, or foreign income Tax law.

     "Acquisition Proposal" means any tender or exchange offer, merger,
      --------------------
consolidation, business combination, purchase, or similar transaction or series of transactions involving the capital stock or assets (other than sales of inventory in the ordinary course of business) of NewsEdge or any of its Subsidiaries; but does not include the Merger.

     "Break-Up Fee" means a fee of $6,000,000 payable by wire transfer of
      ------------
immediately available funds to an account designated by the receiving party.

     "CERCLA" means the Compensation and Liability Act of 1980, as amended (if
      ------
applicable) and currently in effect.

     "Closing" means the closing of the Merger, which will be held at the
      -------
offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, or such other place as the parties may agree. All of the document deliveries and other actions to occur at the Closing will be conclusively deemed to have occurred at the same time, immediately before the Effective Time.

     "Closing Date" means the date on which the Closing occurs.
      ------------

     "contract," when used with reference to any person, means a contract,
      --------
agreement, instrument, or understanding, regardless of whether in writing, that is legally enforceable by or against, or otherwise binding on, that person.

     "copies," when used with reference to documents delivered or made available
      ------
or to be delivered or made available pursuant to this Agreement, means true and complete copies including all related amendments, consents, and waivers.

     "Damages" means all damages, losses, claims, demands, actions, causes of
      -------
action, suits, litigations, arbitrations, liabilities, costs, and expenses, including court costs and the reasonable fees and expenses of legal counsel.

     "DGCL" means the Delaware General Corporation Law.
      ----

     "Environmental Laws" means RCRA, CERCLA, SARA, the Federal Clean Water Act,
      ------------------
the Federal Clean Air Act, the Toxic Substances Control Act, and other laws relating to health, safety, or the environment.

     "EPA" means the United States Environmental Protection Agency.
      ---

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
the rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

     "Financial Advisor," when used with reference to RoweCom, means J.P. Morgan
      -----------------
& Co., and when used with reference to NewsEdge, means Volpe Brown Whelan & Company, LLC.

     "Hazardous Substance" means any hazardous waste as defined by 42 U.S.C.
      -------------------
(S)6903(5), any hazardous substance as defined by 42 U.S.C. (S) 9601(14), any pollutant or contaminant as defined by 42 U.S.C. (S) 9601(33) or any toxic substance, oil, or hazardous material or other chemical or substance regulated by any Environmental Laws.

     "HSR Act" means the Hart-Scott Rodino Antitrust Improvements Act of 1976,
      -------
as amended.

     "including" (regardless of whether capitalized) means "including without
      ---------
limitation."

     "Indebtedness," as applied to any person, means (a) all indebtedness of
      ------------
such person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such person created or arising under any conditional sale or other title retention agreement (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of specific property), (d) all indebtedness of such person secured by a purchase money mortgage or other Lien to secure all or part of the purchase price of property subject to such mortgage or other Lien, (e) all obligations of such person under leases that have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such person is liable as lessee, (f) any liability of such person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clauses (a), (b), (c), (d), (e), or (f) above that is directly or indirectly guaranteed by such person or which such person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which such person has otherwise assured a creditor against loss.

     "IPO Date," when used with reference to RoweCom, means March 8, 1999; and
      --------
when used with reference to NewsEdge, means August 11, 1995.

     "knowledge," when used to qualify a representation or warranty in this
      ---------
Agreement, has the following meaning:

          Where a representation or warranty is made to the best of RoweCom's knowledge, or with a similar qualification, RoweCom will be conclusively deemed to have knowledge of any matter with respect to which Richard M. Rowe, Jeffrey Sands, Kevin Fahey, or Paul Hands has actual knowledge.

          Where a representation or warranty is made to the best of NewsEdge's knowledge, or with a similar qualification, NewsEdge will be conclusively deemed to have knowledge of any matter with respect to which Donald L. McLagan, Clifford Pollan, Ronald Benanto, Thomas Barone, or Ilene H. Lang has actual knowledge.

     "laws" (regardless of whether capitalized) means all applicable legal
      ----
requirements, including statutes, rules, regulations, judgments, decrees, orders, and administrative requirements.

     "Liens" means any and all liens, claims, mortgages, security interests,
      -----
pledges, options, rights of first offer or refusal, charges, encumbrances, limitations on voting rights, and restrictions on transfer of any kind; excluding, in the case of references to securities, those arising under applicable securities laws solely by reason of the fact that such securities were issued pursuant to exemptions from registration under such securities laws.

     "Material Adverse Effect" means, with reference to any person, any material
      -----------------------
adverse effect on the condition (financial or otherwise), operations, business, assets, rights, liabilities, obligations, or prospects of such person and its Subsidiaries as a whole, or on such person's ability to consummate the Merger or the other transactions hereby contemplated or to perform its obligations under this Agreement.

     "Merger Certificate" means a certificate of merger substantially in the
      ------------------
form of the attached Exhibit D."
                     ---------

     "Merger Sub Stock" means Merger Sub's common stock, $0.01 par value per
      ----------------
share.

     "NewsEdge Stock" means NewsEdge's common stock, $.01 par value per share.
      --------------

     "PBGC" means the Pension Benefit Guaranty Corporation.
      ----

     "person" (regardless of whether capitalized) means any natural person,
      ------
entity, or association, including any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture, or proprietorship.

     "RCRA" means the Resource Conservation and Recovery Act, as amended (if
      ----
applicable) and currently in effect.

     "RoweCom Stock" means RoweCom's common stock, $0.01 par value per share.
      -------------

     "S-4" means a joint proxy statement and registration statement on SEC Form
      ---
S-4, including all amendments and supplements thereto, relating to the solicitation of the approval of the Merger by the stockholders of RoweCom and NewsEdge, respectively, and the registration under the Securities Act of the shares of RoweCom Stock to be issued in the Merger.

     "SARA" means the Superfund Amendments and Reauthorization Act of 1986, as
      ----
amended (if applicable) and currently in effect.

     "SEC" means the United States Securities and Exchange Commission.
      ---

     "SEC Reports," when used with reference to a party, means any and all of
      -----------
that party's (i) Annual Reports on Form 10-K or Form 10-KSB relating to its last three fiscal years, (ii) proxy or information statements relating to any meetings (annual or special) of its stockholders held during its last three fiscal years, (iii) other forms, reports, (including annual reports pursuant to Exchange Act rule 14a-3), registration statements, and documents filed with or provided to the SEC by it (or required to be filed with or provided to the SEC by it) during its last three fiscal years.

     "section" and "sections" (regardless of whether capitalized) refer to the
      -------       --------
indicated section or sections of this Agreement, unless otherwise indicated.

     "Securities Act" means the Securities Act of 1933, as amended, and the
      --------------
rules and regulations of the SEC thereunder, as in effect as of the relevant time of reference.

     "Stockholders' Approval" is defined in Section 5.4(e).
      ----------------------

     "Subsidiary" means, with respect to any person, any corporation or other
      ----------
enterprise or non-natural person, a majority (in economic interest and/or voting power) of the outstanding shares of any class or series of capital stock or other equity interests are owned by such person or by any Subsidiary of such person.

     "Superior Proposal" means a written Acquisition Proposal that NewsEdge's
      -----------------
Board of Directors determines in good faith, based on advice of outside legal counsel and its Financial Advisor or another reputable investment banking firm of national reputation, and taking into account the availability of financing for and likelihood of consummation of such Acquisition Proposal, will yield a significantly higher value to NewsEdge's stockholders than will the Merger.

     "Tax" means any federal, state, local, or foreign income, gross receipts,
      ---
franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, intangibles, social security, unemployment, disability, payroll, license, employee, or other tax or levy, of any kind whatsoever, including any interest, penalties, or additions to tax in respect of the foregoing.

     "Tax Return" means any return, declaration, report, claim for refund,
      ----------
information return, or other document (including any related or supporting estimates, elections, schedules, statements, or information) filed or required to be filed in connection with the determination, assessment, or collection of any Tax or the administration of any laws relating to any Tax.

     "Voting Agreement" means a binding written agreement substantially in the
      ----------------
form of the attached Exhibit E, by which a stockholder of RoweCom or NewsEdge
                     ---------
irrevocably agrees to vote in favor of approving this Agreement and the Merger and the other transactions contemplated hereby, and not to sell, transfer, or otherwise dispose of any shares of the capital stock of RoweCom or NewsEdge or any voting rights of such shares, until after the Effective Time.

     14.    General.

     14.1. Cooperation. Each of the parties will cooperate with the others and use its best reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

     14.2. Non-Survival of Provisions. The respective representations, warranties, rights, obligations, covenants, promises, and other agreements of the parties set forth in this Agreement or in any other agreement, instrument, certificate, or other document delivered by any of them in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby, (other than those provisions of Sections 2 through 4, 7.14, and 8A that by their terms are to be performed by RoweCom or the Surviving Corporation after the Effective Time of the Merger) will terminate as of the Effective Time.

     14.3. Expenses. Each of the parties will be responsible for and will pay all of its own expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; it being understood that if the Merger is consummated, the expenses of NewsEdge effectively will be borne by the Surviving Corporation.

     NewsEdge agrees that its expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby will not materially exceed $4,000,000.

     14.4.  Benefits of Agreement; No Assignments; No Third-Party Beneficiaries.

     (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective successors, and permitted assigns.

     (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

     (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective successors, and permitted assigns, except that the persons who immediately before the Effective Time hold shares of NewsEdge Stock and/or NewsEdge Stock Options are intended third-party beneficiaries of those provisions of Sections 2 through 4 that by their terms are to be performed by RoweCom or the Surviving Corporation after the Effective Time of the Merger.

     14.5. Notices. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed as follows (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section):

     (a)    If to RoweCom or Merger Sub:

            RoweCom Inc.
            15 Southwest Park
            Westwood, Massachusetts  02090
            Attention: Dr. Richard R. Rowe
                       Chairman and Chief Executive Officer

            Telecopier No. (781) 497-6825

            with a copy sent at the same time and by the same means to:

            Brian Keeler, Esq.
            Bingham Dana LLP
            150 Federal Street
            Boston, Massachusetts  02110

            Telecopier No. (617) 951-8736

     (b)    If to NewsEdge:

            NewsEdge Corporation
            80 Blanchard Road
            Burlington, Massachusetts  01803
            Attention: Donald L. McLagan
                       Chairman and Chief Executive Officer

            Telecopier No. (781) 229-3060

            with a copy sent at the same time and by the same means to:

            Lawrence S. Wittenberg, Esq.
            Testa, Hurwitz & Thibeault LLP
            125 High Street
            Boston, Massachusetts  02110

            Telecopier No. (617) 248-7100

     14.6. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

     14.7. Captions. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

     14.8. Equitable Relief. Each of the parties hereby acknowledges that any breach of its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

     14.9. Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

     14.10. Amendments and Waivers. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by RoweCom, Merger Sub, and NewsEdge.

     No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     14.11. Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof. Notwithstanding the foregoing, the provisions of any confidentiality agreement between NewsEdge and RoweCom, will survive the execution and delivery of this Agreement.

     14.12. Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to contracts under seal made, and entirely to be performed, within Delaware, and without reference to principles of conflicts or choice of laws.


             [The rest of this page is intentionally left blank.]

                    - Signature Page to Merger Agreement -

     Executed and delivered under seal as of the date first above written.


ROWECOM:                      ROWECOM INC.



                              By /s/ Richard R. Rowe
                                 _________________________________________
                                 Richard R. Rowe
                                 Chairman and Chief Executive Officer


MERGER SUB:                   ROWECOM MERGER CORPORATION



                              By /s/ Richard R. Rowe
                                 _________________________________________
                                 Richard R. Rowe
                                 President


NEWSEDGE:                     NEWSEDGE CORPORATION



                              By /s/ Donald L. McLagan
                                 _________________________________________
                                 Donald L. McLagan
                                 Chairman and Chief Executive Officer